Item 13(b)

EX-99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, James Dondero, President and Principal Executive Officer of NexPoint Real Estate Strategies Fund (the "Registrant"), certify that:

1.The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ James Dondero

James Dondero

President and Principal Executive Officer

Date: April 10, 2020

I, Brian Mitts, Executive Vice President, Principal Financial Officer and Principal Accounting Officer of NexPoint Real Estate Strategies Fund (the "Registrant"), certify that:

1.The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Brian Mitts

Brian Mitts

Executive Vice President, Principal Financial

Officer and Principal Accounting Officer

Date: April 10, 2020